Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Allegro Biodiesel Corporation:

We hereby consent to the incorporation by reference of our reports dated April 6, 2007, related to the consolidated financial statements of Allegro Biodiesel Corporation (formerly Diametrics Medical, Inc.) which appears in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 9, 2007.

/s/ McKENNON, WILSON & MORGAN LLP

Irvine, California
August 6, 2007